UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20579

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 27, 2023
(Date of earliest event reported)

LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	LFUS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Adoption of the First Amendment to the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan

At the 2023 Littelfuse, Inc. (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”) held on April 27, 2023, the Company’s stockholders approved the First Amendment to the Amended and Restated Littelfuse Inc. Long Term Incentive Plan (the “First Amendment to the Amended and Restated LTIP”). The First Amendment to the Amended and Restated LTIP amended the plan to increase the number of shares authorized for issuance under the plan, and to make certain other changes to the plan. The First Amendment to the Amended and Restated LTIP became effective immediately upon stockholder approval. A summary of the material terms of the First Amendment to the Amended and Restated LTIP is set forth in the Company’s definitive proxy statement relating to the Annual Meeting that was filed with the Securities and Exchange Commission (“SEC”) on March 16, 2023 (the “Proxy Statement”), which summary is incorporated by reference herein. The summary is qualified in its entirety by reference to a copy of the First Amendment to the Amended and Restated LTIP, which is attached hereto as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 27, 2023, the Company held its 2023 Annual Meeting of Stockholders. A quorum was present at the meeting as required by the Company’s Bylaws. The results of voting for each matter submitted to a vote of stockholders at the meeting are as follows.

Proposal 1: Election of Directors

The eight director nominees were elected to serve as directors until the 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, by the votes set forth below.

Nominee	For	Against	Abstain	Broker Non-Votes
Kristina A. Cerniglia	21,980,306	468,834	17,838	905,035
Tzau-Jin Chung	20,692,391	1,756,909	17,678	905,035
Cary T. Fu	21,785,175	664,149	17,654	905,035
Maria C. Green	20,891,724	1,557,854	17,400	905,035
Anthony Grillo	18,798,017	3,651,142	17,819	905,035
David W. Heinzmann	21,890,609	554,353	22,016	905,035
Gordon Hunter	21,699,682	749,524	17,772	905,035
William P. Noglows	21,592,262	849,949	24,767	905,035

Proposal 2: Advisory Vote on Compensation of Named Executive Officers

The stockholders approved, on an advisory, non-binding basis, the compensation of our named executive officers, by the votes set forth below.

For	Against	Abstain	Broker Non-Votes
21,045,916	1,391,175	29,887	905,035

Proposal 3: Approve, on an advisory basis, the Frequency of Future Advisory Votes on Compensation of Named Executive Officers.

The stockholders indicated their preference, on an advisory basis, that the advisory vote on executive compensation be held every year, by the votes set forth below.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
21,950,840	4,223	487,901	24,014	905,035

In accordance with the wishes of its stockholders, the Company will hold a vote on the compensation of its named executive officers every year.

Proposal 4: Approve the Amendment to the Amended and Restated Littelfuse, Inc. Long Term Incentive Plan

The stockholders approved the First Amendment to the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan, by the votes set forth below.

For	Against	Abstain	Broker Non-Votes
21,437,787	1,013,083	16,108	905,035

Proposal 5: Approval and Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Auditors

The appointment of Grant Thornton LLP as the Company’s independent auditors for the 2023 fiscal year ending December 30,2023 was approved and ratified, by the votes set forth below.

For	Against	Abstain
23,165,842	188,574	17,597

Item 8.01	Other Events.

Pursuant to Section 8 of the Littelfuse, Inc. Corporate Governance Guidelines, Dr. Nathan Zommer has reached the mandatory retirement age of 75, and effective April 27, 2023, following the Annual Meeting of Stockholders, he has retired from the Littelfuse, Inc. (the “Company”) Board of Directors (the “Board”) after 5 years of service as a member of the Board.

In connection with the vacancy resulting from Dr. Zommer’s retirement from the Board, on April 27, 2023, the Board has voted unanimously to reduce the size of the Board from nine to eight directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
10.1	First Amendment to the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Littelfuse, Inc.

Date: April 28, 2023	By: /s/ Ryan K. Stafford
Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary